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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

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               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                 MetLife, Inc.
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             (Exact name of registrant as specified in its charter)


              Delaware                                 13-4075851
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(State of incorporation or organization)   (I.R.S. Employer Identification No.)


One Madison Avenue, New York, New York                     10010
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(Address of principal executive offices)                 (Zip Code)


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this Form relates:
333-91517 (if applicable).

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class           Name of each exchange on which
          To be so registered           each class is to be registered
          -------------------           ------------------------------

     Common Stock, $0.01 par value          New York Stock Exchange

Securities to be registered to Section 12(g) of the Act:

                                      None


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Item 1. Description of Registrant's Securities 2
        to be Registered


        Common Stock, $0.01 par value

        The description of the Registrant's Common Stock is incorporated by reference to the information appearing under "Description of Capital Stock" in the Registrant's Preliminary Prospectus which forms a part of Registrant's Registration Statement on Form S-1, filed November 23, 1999, as amended (File No. 333-91517).

Item 2. Exhibits

        The following exhibits are filed herewith (or incorporated by reference as indicated below):



        1. Form of Amended and Restated Certificate of Incorporation of MetLife, Inc.

        2. Form of Amended and Restated By-laws of MetLife, Inc.

        3. Form of Certificate for the Common Stock, par value $0.01 per share

* Filed as an exhibit to the Company's Registration Statement on Form S-1 (Registration No. 333-91517) and incorporated herein by reference.












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                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated: March 31, 2000


                   METLIFE, INC.



                        By:    /s/ Gwenn L. Carr
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                             Name: Gwenn L. Carr
                             Title:  Vice-President and Secretary